Exhibit 99.1

IIOT-OXYS, Inc. Signs NDA with EU Electrical Technology Original Equipment Manufacturer

CAMBRIDGE, MA / ACCESSWIRE / March 29, 2022 / IIOT-OXYS, Inc. (OTC PINK: ITOX) (the "Company") announces the execution of a Non-Disclosure Agreement (NDA) with an EU based Electrical Technology Original Equipment Manufacturer (OEM). This NDA is the first step of the engagement process with this strategic partner.

“This private EU-based OEM has a decades-long reputation for supplying high quality electrical & electronic components and systems for the automation industry. They are an excellent technology partner candidate for our Smart Manufacturing industry business. This potential partner has interesting power sensing technology combined with integrated edge-based computing capability that is particularly suited for distributed AI and Machine Learning enabled Smart Manufacturing applications,” Cliff Emmons, CEO of the Company, stated.

Several business texts and industry reports on AI & Machine Learning propose they are transforming all industries and all functions within corporations. It’s also creating a new generation of corporate leaders and laggards. The leaders have similar best practices, such as focusing on similar use cases, including Predictive Maintenance and Process Optimization in their Manufacturing Operations. “Our goal is to democratize these business accelerators for small and medium sized enterprises in the Biotech, Pharma, and Medical Device industries, and their associated supply chains,” stated Mr. Emmons.

The worldwide Industry 4.0 market was estimated at $64.9 billion in 2021 and is expected to grow at 20.6% CAGR to $165.5 billion by 2026.1 “Our success in this market will come from leveraging sensor and edge computing technology from partners like this, combined with our proprietary AI and Machine Learning algorithms. In the coming months we’ll explore prototype evaluations and collaborate on specifications for commercial versions with this potential technology partner. With our strong technology & business partnerships, successful pilots and use cases, and extensive network and prospects, we expect these agreements and new technology will lead to new business in due time," continued Mr. Emmons.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

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1 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html